UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 23, 2008

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) As previously disclosed, on September 2, 2008 Mr. Gedalio Grinberg (“Mr. G. Grinberg”) notified the Board of Directors of Movado Group, Inc. (the “Company”) of his intention to resign as Chairman of the Board, effective January 31, 2009. Mr. G. Grinberg will remain on the Board of Directors with the title of Founder and Chairman Emeritus.

On December 23, 2008 the Company and Mr. G. Grinberg entered into a Transition and Retirement Agreement (“Agreement”) pursuant to which Mr. G. Grinberg will continue to perform his duties as Chairman of the Board at his current annual salary of $650,000 through the close of business on January 31, 2009 (the “Retirement Date”) at which time his employment with the Company will conclude.

Beginning on the Retirement Date, the Company will pay to Mr. G. Grinberg, or to Sonia Grinberg (“Surviving Spouse”), if Mr. G. Grinberg predeceases her, $600,000 for the year ending January 31, 2010 and an annual payment of $500,000 thereafter (“Retirement Income”) in equal monthly installments through the life of Mr. G. Grinberg and, if he predeceases the Surviving Spouse, through the life of the Surviving Spouse. In addition to payment of the Retirement Income, the Company will also continue to pay all premiums necessary to keep certain life insurance policies for Mr. G. Grinberg in force.

As a result of entering into the Agreement, the Death and Disability Benefit Plan Agreement, dated as of September 23, 1994 (the “Prior Agreement”) between Mr. G. Grinberg and the Company was terminated. The material terms and provisions of the Prior Agreement are described in the Company’s proxy statement for its 2008 annual meeting of shareholders, dated June 19, 2008, and the Prior Agreement was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended October 31, 1994.

The Company will also pay to Mr. G. Grinberg any earned retirement benefits under the Company’s Deferred Compensation Plan and Savings and Investment Plan and, immediately upon the Retirement Date, pay any other accrued benefits (such as earned salary, vacation and reimbursement for expenses) to which he is otherwise entitled.

The Agreement requires Mr. G. Grinberg to comply with customary non-compete, non-solicitation and confidentiality obligations and contains a release of all claims against and a covenant not to sue the Company by Mr. G. Grinberg, the Surviving Spouse and their heirs, successors and assigns.

All charges related to the Agreement will be recorded by the Company in the fourth quarter, the estimate of which has been included in the previously announced $9 million of estimated total pre-tax charges which the Company previously announced that it expects to record in fiscal 2009 associated with certain payroll reductions in the current fiscal year.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Transition and Retirement Agreement dated as of December 19, 2008 by and between Movado Group, Inc. and Gedalio Grinberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2008

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Transition and Retirement Agreement dated as of December 19, 2008 by and between Movado Group, Inc. and Gedalio Grinberg.